Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92535, 333-26989, 333-67433 and 333-128068) of TRM Corporation of our report dated May 23, 2007 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the Form 10-K filed on May 23, 2007.
/s/ PricewaterhouseCoopers LLP
Portland, Oregon
August 22, 2007

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